FOR IMMEDIATE RELEASE

Lear Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear Reports Improved Second Quarter 2023 Results

SOUTHFIELD, Mich., August 1, 2023 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the second quarter 2023.

Second Quarter 2023 Highlights

•Sales increased 18% to a record $6.0 billion, compared to $5.1 billion in the second quarter of 2022
•Sales outperformed global industry production, driven by growth over market in E-Systems of 11 percentage points
•Net income of $169 million and adjusted net income of $198 million, compared to $69 million and $107 million, respectively, in the second quarter of 2022
•Core operating earnings increased 61% to $302 million, compared to $187 million in the second quarter of 2022
•Earnings per share of $2.84 and adjusted earnings per share of $3.33, compared to $1.14 and $1.79, respectively, in the second quarter of 2022
•Net cash provided by operating activities of $311 million and free cash flow of $159 million, compared to $11 million and $(161) million, respectively, in the second quarter of 2022
•Increased 2023 earnings outlook at Seating Product Day on June 27, 2023
•Extending competitive advantage in Seating with developments in thermal comfort systems
◦Completed acquisition of I.G. Bauerhin (IGB), further expanding product capabilities in thermal comfort systems
◦Shared strategic vision for thermal comfort systems and increased targets for Seating market share and margins during Seating Product Day
◦Awarded first-to-market contract to supply INTUTM comfort and wellness products on several future vehicle models with an ultra-luxury European automaker
◦Agreed with Valeo to explore proprietary solutions that integrate Valeo HVAC and radiant panel technologies with Lear thermal comfort seating technologies to optimize occupant comfort and user experience while extending EV range and helping to achieve our sustainability goals
(more)

•One of 200 companies named to U.S. News & World Report’s 2023-2024 “Best Companies to Work For” list
•Released 2022 Sustainability Report, which highlights progress on our climate goals, sustainable product development and diversity, equity and inclusion initiatives
•Cash and cash equivalents at quarter end of $902 million and total liquidity of $2.9 billion
•Share repurchases and dividends totaled $83 million

“Lear’s positive momentum accelerated in the second quarter with record sales and improved operating results in both business segments,” said Ray Scott, Lear’s President and Chief Executive Officer. “Core operating earnings in the quarter were the highest in over two years and sales once again outpaced market growth rates. At our Seating Product Day, we shared our strategic vision to leverage our industry-leading component capabilities to gain market share and improve margins. In E-Systems, margins improved in the quarter, and the business is on track for further margin improvements in the second half of the year. We continue to focus our efforts on operational excellence and positioning Lear to deliver profitable growth, strong cash flow and significant shareholder returns.”

Second Quarter Financial Results
(in millions, except per share amounts)

	2023	2022
Reported
Sales	$5,999.2	$5,071.0
Net income	$168.7	$68.5
Earnings per share	$2.84	$1.14

Adjusted(1)
Core operating earnings	$301.8	$187.4
Adjusted net income	$197.9	$107.4
Adjusted earnings per share	$3.33	$1.79

In the second quarter, global vehicle production increased by 15% compared to a year ago, with North America up 15%, Europe up 15% and China up 19%. Global vehicle production increased 15% on a Lear sales-weighted basis(2).

Sales in the second quarter increased 18% to $6.0 billion compared to a year ago. Excluding the impact of commodities, foreign exchange and acquisitions, sales were up 17%, reflecting increased production on key Lear platforms and the addition of new business in both of our business segments. Sales growth over market in the second quarter was 2 percentage points, driven primarily by the impact of new business in both business segments.

Core operating earnings were $302 million, or 5.0% of sales, compared to $187 million, or 3.7% of sales, in 2022. The increase in earnings resulted primarily from higher production on key Lear platforms and the addition of new business. In the Seating segment, margins and adjusted margins were 6.6% and 7.2% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 3.5% and 4.1% of sales, respectively.

Earnings per share were $2.84. Adjusted earnings per share were $3.33 up 86% compared to a year ago, primarily reflecting higher operating earnings.

In the second quarter of 2023, net cash provided by operating activities was $311 million, and free cash flow(1) was $159 million.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and second quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program

During the second quarter of 2023, we repurchased 286,630 shares of our common stock for a total of $38.0 million. During the first half of 2023, we repurchased 469,532 shares for a total of $63.1 million. At the end of the second quarter, we had a remaining share repurchase authorization of approximately $1.2 billion, which expires on December 31, 2024, and reflects approximately 13% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 53.7 million shares of our common stock for a total of $4.9 billion at an average price of $91.93 per share. This represents a reduction of approximately 51% of our shares outstanding since the time we began the program.

2023 Financial Outlook

Our 2023 financial outlook, which was updated on June 27, 2023, is summarized below:

Full Year 2023 Financial Outlook
Net Sales	$22,350 million - $23,050 million
Core Operating Earnings	$1,010 million - $1,140 million
Adjusted EBITDA	$1,610 million - $1,740 million
Restructuring Costs	≈$100 million
Operating Cash Flow	$1,180 million - $1,280 million
Capital Spending	≈$700 million
Free Cash Flow	$480 million - $580 million

The industry volume assumptions underlying Lear’s 2023 financial outlook are derived from several sources, including internal estimates, customer production schedules and the most recent S&P Global Mobility production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.07/Euro and 6.96 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Second Quarter 2023 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s second quarter 2023 financial results and related matters on August 1, 2023, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 4406714. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted depreciation and amortization,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted depreciation and amortization represents depreciation expense and amortization of intangible assets adjusted for intangible asset impairment charges. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, excluding the settlement of accounts payable in conjunction with the acquisition of IGB, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, supply chain disruptions, labor disruptions, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 37 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 189 on the Fortune 500. Further information about Lear is available at lear.com or on Twitter @LearCorporation.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	July 1, 2023	July 2, 2022
Net sales	$5,999.2	$5,071.0

Cost of sales	5,542.2	4,731.1
Selling, general and administrative expenses	182.8	171.2
Amortization of intangible assets	16.0	24.6
Interest expense	26.2	24.9
Other expense, net	19.5	14.4

Consolidated income before income taxes and equity in net income of affiliates	212.5	104.8
Income taxes	41.5	23.5
Equity in net income of affiliates	(16.2)	(4.3)

Consolidated net income	187.2	85.6
Net income attributable to noncontrolling interests	18.5	17.1

Net income attributable to Lear	$168.7	$68.5

Diluted net income per share attributable to Lear	$2.84	$1.14

Weighted average number of diluted shares outstanding	59.4	60.1

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Six Months Ended
	July 1, 2023	July 2, 2022
Net sales	$11,844.7	$10,279.4

Cost of sales	10,957.7	9,618.0
Selling, general and administrative expenses	359.6	348.5
Amortization of intangible assets	31.9	40.3
Interest expense	50.4	49.8
Other expense, net	33.2	41.7

Consolidated income before income taxes and equity in net income of affiliates	411.9	181.1
Income taxes	87.1	43.9
Equity in net income of affiliates	(25.8)	(15.0)

Consolidated net income	350.6	152.2
Net income attributable to noncontrolling interests	38.3	34.3

Net income attributable to Lear	$312.3	$117.9

Diluted net income per share available to Lear common stockholders	$5.25	$1.96

Weighted average number of diluted shares outstanding	59.5	60.2

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 1, 2023	December 31, 2022
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$901.9	$1,114.9
Accounts receivable	4,259.7	3,451.9
Inventories	1,702.6	1,573.6
Other	967.4	853.7
	7,831.6	6,994.1
Long-Term:
PP&E, net	2,913.1	2,854.0
Goodwill	1,735.8	1,660.6
Other	2,318.0	2,254.3
	6,966.9	6,768.9

Total Assets	$14,798.5	$13,763.0

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$26.9	$9.9
Accounts payable and drafts	3,641.3	3,206.1
Accrued liabilities	2,106.9	1,961.5
Current portion of long-term debt	0.1	10.8
	5,775.2	5,188.3
Long-Term:
Long-term debt	2,741.4	2,591.2
Other	1,190.6	1,153.2
	3,932.0	3,744.4

Equity	5,091.3	4,830.3

Total Liabilities and Equity	$14,798.5	$13,763.0

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 1, 2023	July 2, 2022
Net Sales
North America	$2,469.8	$2,193.5
Europe and Africa	2,192.5	1,744.7
Asia	1,109.1	916.0
South America	227.8	216.8
Total	$5,999.2	$5,071.0

Content per Vehicle [1]
North America	$606	$618
Europe and Africa	$472	$430

Free Cash Flow [2]
Net cash provided by operating activities	$311.4	$11.4
Settlement of accounts payable in conjunction with acquisition of IGB	15.4	—
Capital expenditures	(168.3)	(172.2)
Free cash flow	$158.5	$(160.8)

Core Operating Earnings [2]
Net income attributable to Lear	$168.7	$68.5
Interest expense	26.2	24.9
Other expense, net	19.5	14.4
Income taxes	41.5	23.5
Equity in net income of affiliates	(16.2)	(4.3)
Net income attributable to noncontrolling interests	18.5	17.1
Restructuring costs and other special items -
Costs related to restructuring actions	34.3	42.6
Acquisition costs	0.2	(0.7)
Acquisition-related inventory fair value adjustment	1.8	1.1
Intangible asset impairment	1.0	8.9
Insurance recoveries related to typhoon in the Philippines, net of costs	(0.3)	(6.3)
Other	6.6	(2.3)
Core operating earnings	$301.8	$187.4

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 1, 2023	July 2, 2022
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$168.7	$68.5
Restructuring costs and other special items -
Costs related to restructuring actions	34.3	42.6
Acquisition costs	0.2	(0.7)
Acquisition-related inventory fair value adjustment	1.8	1.1
Intangible asset impairment	1.0	8.9
Insurance recoveries related to typhoon in the Philippines, net of costs	(0.3)	(6.3)
Foreign exchange (gains) losses due to foreign exchange rate volatility related to Russia	(1.0)	2.3
Other	7.2	4.4
Tax impact of special items and other net tax adjustments [3]	(14.0)	(13.4)
Adjusted net income	$197.9	$107.4

Weighted average number of diluted shares outstanding	59.4	60.1

Diluted net income per share available to Lear	$2.84	$1.14

Adjusted earnings per share	$3.33	$1.79

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$151.2	$151.6
Less - Intangible asset impairment	1.0	8.9
Adjusted depreciation and amortization	$150.2	$142.7

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 1, 2023	July 2, 2022
Net Sales
North America	$4,849.8	$4,391.3
Europe and Africa	4,423.5	3,535.9
Asia	2,128.6	1,946.1
South America	442.8	406.1
Total	$11,844.7	$10,279.4

Content per Vehicle [1]
North America	$609	$614
Europe and Africa	$471	$435

Free Cash Flow [2]
Net cash provided by operating activities	$275.8	$232.1
Settlement of accounts payable in conjunction with acquisition of IGB	15.4	—
Capital expenditures	(280.1)	(302.5)
Free cash flow	$11.1	$(70.4)

Core Operating Earnings [2]
Net income attributable to Lear	$312.3	$117.9
Interest expense	50.4	49.8
Other expense, net	33.2	41.7
Income taxes	87.1	43.9
Equity in net income of affiliates	(25.8)	(15.0)
Net income attributable to noncontrolling interests	38.3	34.3
Restructuring costs and other special items -
Costs related to restructuring actions	48.9	74.9
Acquisition costs	0.5	9.3
Acquisition-related inventory fair value adjustment	1.8	1.1
Intangible asset impairment	1.9	8.9
Costs related to typhoon in the Philippines, net of insurance recoveries	0.2	4.5
Other	16.4	(0.2)
Core operating earnings	$565.2	$371.1

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 1, 2023	July 2, 2022
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$312.3	$117.9
Restructuring costs and other special items -
Costs related to restructuring actions	48.9	74.9
Acquisition costs	0.5	9.3
Acquisition-related inventory fair value adjustment	1.8	1.1
Intangible asset impairment	1.9	8.9
Costs related to typhoon in the Philippines, net of insurance recoveries	0.2	4.5
Foreign exchange (gains) losses due to foreign exchange rate volatility related to Russia	(2.0)	13.7
Loss related to affiliate	5.0	—
Other	12.2	10.6
Tax impact of special items and other net tax adjustments [3]	(17.1)	(25.4)
Adjusted net income attributable to Lear	$363.7	$215.5

Weighted average number of diluted shares outstanding	59.5	60.2

Diluted net income per share available to Lear common stockholders	$5.25	$1.96

Adjusted earnings per share	$6.12	$3.58

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$298.4	$295.0
Less - Intangible asset impairment	1.9	8.9
Adjusted depreciation and amortization	$296.5	$286.1

Diluted Shares Outstanding at End of Period [4]	59,210,340	59,801,090

[1] Content per Vehicle for 2022 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	July 1, 2023	July 2, 2022
Adjusted Segment Earnings

Seating
Net sales	$4,468.1	$3,874.1

Segment earnings	$292.9	$213.9
Restructuring costs and other special items -
Costs related to restructuring actions	25.3	18.2
Acquisition-related inventory fair value adjustment	1.8	1.1
Other	2.1	0.2
Adjusted segment earnings	$322.1	$233.4

Segment margins	6.6%	5.5%

Adjusted segment margins	7.2%	6.0%

E-Systems
Net sales	$1,531.1	$1,196.9

Segment earnings	$52.9	$2.0
Restructuring and other special items -
Costs related to restructuring actions	8.1	19.4
Intangible asset impairment	1.0	8.9
Insurance recoveries related to typhoon in the Philippines, net of costs	(0.5)	(6.5)
Other	1.8	0.5
Adjusted segment earnings	$63.3	$24.3

Segment margins	3.5%	0.2%

Adjusted segment margins	4.1%	2.0%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Six Months Ended
	July 1, 2023	July 2, 2022
Adjusted Segment Earnings

Seating
Net sales	$8,921.1	$7,786.6

Segment earnings	$578.7	$414.0
Costs related to restructuring actions	37.3	35.5
Acquisition costs	—	0.1
Acquisition-related inventory fair value adjustment	1.8	1.1
Costs related to typhoon in the Philippines	—	0.1
Other	4.7	0.3
Adjusted segment earnings	$622.5	$451.1

Segment margins	6.5%	5.3%

Adjusted segment margins	7.0%	5.8%

E-Systems
Net sales	$2,923.6	$2,492.8

Segment earnings	$95.2	$17.9
Costs related to restructuring actions	10.4	34.4
Intangible asset impairment	1.9	8.9
Insurance recoveries related to typhoon in the Philippines, net of costs	(0.1)	4.0
Other	4.8	1.0
Adjusted segment earnings	$112.2	$66.2

Segment margins	3.3%	0.7%

Adjusted segment margins	3.8%	2.7%